   As filed with the Securities and Exchange Commission on November 27, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report: November 13, 1996
                       (Date of earliest event reported)



                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in the charter)

       Maryland                   000-28382                  36-3953261
(State or other jurisdiction (Commission File No.)           (IRS Employer
of incorporation)                                           Identification No.)



                             2901 Butterfield Road
                           Oak Brook, Illinois  60521
                    (Address of Principal Executive Offices)

                                 (630) 218-8000
              (Registrant's telephone number including area code)

                                      n/a

         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

Spring Hill Fashion Corner, West Dundee, Illinois

     On November 13, 1996, the Company acquired a Neighborhood Retail Center located at 830-890 West Main Street, West Dundee, Illinois known as Spring Hill Fashion Corner ("Spring Hill") from JMB/Spring Hill Associates, an unaffiliated third party, for approximately $9.2 million. The purchase price was funded using cash and cash equivalents, including the proceeds of monies previously drawn against the Company's line of credit provided by LaSalle Bank on September 30, 1996. The purchase price was approximately $73.48 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Spring Hill was built in 1985 and consists of a one-story building aggregating 125,198 rentable square feet. As of November 1, 1996, Spring Hill was 95% leased. In evaluating Spring Hill as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a 1996 study conducted by Richard Ellis, the population within a five mile radius of Spring Hill is 111,500, with an estimated average household income in excess of $54,500 per year, higher than the national average. Although 44% of the rentable square feet at Spring Hill is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Spring Hill over the next few years. A substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Spring Hill expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years is not available to the Company since the property is being acquired through a foreclosure proceeding.

                                 Occupancy Rate
                  Year Ending   as of December 31   Effective Annual Rental
                  December 31,   of Each Year          Per Square Foot
                  ------------  ------------       -----------------------
                     1995           75%                     $8.92

     Tenants leasing more than 10% of the total square footage are Michael's, which leases 30,000 square feet, or approximately 24% of the rentable square feet, and T. J. Maxx, which leases 25,161 square feet, or approximately 20% of the rentable square feet. Michael's is a national chain of craft stores, and
T. J. Maxx is a discount clothing chain. The lease with Michael's requires Michael's to pay base rent equal to $7.00 per square foot per annum payable monthly until January 31, 2001, and $7.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006. The Michael's lease contains no option to renew. The lease with T.J. Maxx requires T.J. Maxx to pay base rent equal to $6.50 per square foot per annum payable monthly until January 31, 2001. The lease with T.J. Maxx also grants T.J. Maxx one option to renew the lease for a five-year term. If this option is exercised, T.J. Maxx will be required to pay a base rent of $6.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006.

     For federal income tax purposes, the Company's depreciable basis in Spring Hill will be approximately $7,406,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $123,314.60. The real estate taxes payable were calculated by multiplying Spring Hill's assessed value by an equalizer of 1.00 and a tax rate of 6.2199%.


                   [REST OF PAGE INTENTIONALLY LEFT BLANK]

     At November 1, 1996, a total of 119,198 square feet were leased to 18 tenants at Spring Hill. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



Lessee                Square Foot Leased  Lease Ends  Renewal Options  Current Annual Rent  Rent per Square Foot
------                ------------------  ----------  ---------------  -------------------  --------------------
Pier 1 Imports         8,487              03/2002       -              $110,331              $13.00
Travel Agents Int'l    2,000              09/1999       -                21,500               10.75
China Palace           5,000              07/2003     1/5 yr.            62,500               12.50
Wild Bird Unltd.       2,000              12/2000       -                26,120               13.06
Let's Learn            4,000              12/2000       -                39,960                9.99
Michael's             30,000              01/2006       -               210,000                7.00
Fantastic Sam's          900              06/2000       -                22,500               25.00
Jenny Craig            3,600              09/1998     1/5 yr.            41,400               11.50
Sizes Unltd.           4,000              01/2001       -                56,000               14.00
Sally Beauty Supply    2,000              03/1998     1/5 yr.            30,000               15.00
Music Go Round         3,000              09/2001     1/5 yr.            37,500               12.50
Once Upon a Child      4,000              02/2001     1/5 yr.            38,000                9.50
T. J. Maxx            25,161              01/2001     1/5 yr.           163,546                6.50
Play It Again Sports   3,500              02/2000       -                36,750               10.50
Funcoland              2,000              05/1997       -                24,000               12.00
Cosmetic Center        6,000              01/2003     2/5 yr.            60,000               10.00
Celebration Center     8,125              10/2004       -                89,700               11.04
Famous Footwear        5,425              09/2000       -                59,675               11.00
Vacant                 3,000                -           -                  -                     -
Vacant                 1,000                -           -                  -                     -
Vacant                 2,000                -           -                  -                     -


                                                                                     Percent of
                                                                         Average      Total         Percent of
                                                                        Base Rent    Building       Annual Base
                               Approx. GLA    Annual Base               Per Square     GLA             Rent
                               of Expiring     Rent of                  Foot Under  Represented   Represented by
Year Ending      Leases          Leases        Expiring   Total Annual   Expiring   by Expiring     Expiring
December 31,    Expiring      (square feet)    Leases     Base Rent (1)  Leases      Leases          Leases
------------   ----------     -------------   --------   --------------  --------    ------          -------
   1996            -               -              -         1,129,786      -           -                -
   1997            1             2,000         $24,000      1,139,920   $12.00       1.60%           2.11%
   1998            2             5,600          71,400      1,150,809    12.75       4.47            6.20
   1999            1             2,000          21,500      1,093,874    10.75       1.60            1.97
   2000            5            15,825         206,988      1,086,035    13.08      12.64           19.06
   2001            4            36,161         301,546        899,123     8.34      28.88           33.54
   2002            1             8,487         126,244        601,744    14.87       6.78           20.98
   2003            2            11,000         153,000        475,500    13.91       8.79           32.18
   2004            1             8,125          97,500        322,500    12.00       6.49           30.23
   2005            -              -               -           225,000      -           -              -
   2006            1            30,000         225,000        225,000     7.50      23.96          100.00

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Spring Hill property, as of November 15, 1996, of not less than $9,380,000 million. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.



Item 5.    Other Events

Crestwood Plaza Shopping Center, Crestwood, Illinois

     The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as Crestwood Plaza Shopping Center ("Crestwood Plaza"). Under the proposed terms of the acquisition, the Company would purchase Crestwood Plaza from Inland Property Sales, Inc. ("IPS"), an affiliated third party, for approximately $1.8 million. The purchase price does not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers, and a majority of the Directors, including a majority of the Independent Directors, not interested in the transaction have approved the purchase as fair and reasonable to the Company. The Directors, including all of the Independent Directors, have approved this acquisition, however, there can be no assurance that the price to be paid to the Affiliate will not exceed that which would be paid by an unaffiliated purchaser. The Company anticipates funding the purchase using cash and cash equivalents. Execution of a definitive agreement is subject to completion of due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Crestwood Plaza. There can be no assurance that the Company will complete the acquisition of Crestwood Plaza.

     Crestwood Plaza was built in 1992 and consists of a one-story building comprising a two-tenant neighborhood retail facility aggregating 20,044 rentable square feet. The center is occupied by Entenmann's Bakery, which leases 13,644 square feet, and Pet Supplies Plus, which leases 6,400 square feet.


The Summit of Park Ridge, Park Ridge, Illinois

     The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as The Summit of Park Ridge ("The Summit"). Under the proposed terms of the acquisition, the Company would purchase The Summit from WHPX-S Real Estate Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $3.2 million. The Company anticipates funding the purchase using cash and cash equivalents. Execution of a definitive agreement is subject to completion of due diligence, which the Advisor is undertaking on behalf of the Company, execution and delivery of leases from three current tenants, receipt of the final appraisal indicating the value of the property is not less than $3.2 million and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of The Summit. There can be no assurance that the Company will complete the acquisition of The Summit.

     The Summit was built in 1986 and consists of a one-story building comprising a multi-tenant neighborhood retail facility aggregating 33,248 rentable square feet. The center is anchored by Giappo's Pizza, which leases 3,683 square feet, and L Peep, which leases 3,621 square feet.


Maple Park Place Shopping Center, Bolingbrook, Illinois

     The Company has entered into a non-binding letter of intent to purchase a Neighborhood Retail Center located at the northwest corner of Naperville Road and Boughton Road in Bolingbrook, Illinois known as Maple Park Place Shopping Center ("Maple Park"). Under the proposed terms of the acquisition, the Company would purchase Maple Park from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15.3 million. The Company anticipates funding the purchase using the proceed of a loan from LaSalle Bank, in the principal amount of approximately $12.0 million, and cash and cash equivalents. The Company has chosen to utilize debt financing in order to maximize the return on its investment. Execution of a definitive agreement is subject to completion of due diligence, which the Advisor is undertaking on behalf of the Company, receipt of the final appraisal indicating the value of the property is not less than $15.3 million and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Maple Park. There can be no assurance that the Company will complete the acquisition of Maple Park.

     Maple Park was built in 1992 with expansions in 1994 and consists of a one-story building comprising a multi-tenant community retail facility aggregating 220,095 rentable square feet. The center is anchored by Kart, which leases 109,033 square feet, and Eagle Foods, which leases 56,706 square feet.

Item 7.    Financial Statements and Exhibits


(a) Financial statements of businesses acquired.
                                                                                         Page
Independent Auditors' Report  ........................................................    F-1

Historical Summary of Gross Income and Direct Operating Expenses
for the year ended December 31, 1995 of Spring Hill Fashion Corner ...................    F-2

Notes to Historical Summary of Gross Income and Direct Operating Expenses
for the year ended December 31, 1995 of Spring Hill Fashion Corner ...................    F-3



(b) Pro forma financial information.


Pro Forma Balance Sheet at December 31, 1995
(unaudited) of Inland Real Estate Corporation  .......................................    F-5

Notes to Pro Forma Balance Sheet at December 31, 1995
(unaudited) of Inland Real Estate Corporation ........................................    F-7

Pro Forma Statement of Operations for the year ended December 31, 1995
(unaudited) of Inland Real Estate Corporation  .......................................    F-12

Notes to Pro Forma Statement of Operations for the year ended
December 31, 1995 (unaudited) of Inland Real Estate Corporation  .....................    F-14

Pro Forma Balance Sheet at September 30, 1996
(unaudited) of Inland Real Estate Corporation  .......................................    F-24

Notes to Pro Forma Balance Sheet at September 30, 1996
(unaudited) of Inland Real Estate Corporation  .......................................    F-26

Pro Forma Statement of Operations for the nine months ended
September 30, 1996 (unaudited) of Inland Real Estate Corporation .....................    F-28



Notes to Pro Forma Statement  of Operations for the nine months ended
September 30, 1996 (unaudited) of Inland Real Estate Corporation  ....................    F-30



(c) Exhibits

10.1     Agreement to Purchase by and between JMB/Spring Hill Associates and
         Inland Real Estate Corporation dated October 14, 1996


10.2 First Amendment to Agreement to Purchase by and between JMB/Spring Hill Associates and Inland Real Estate Corporation dated
         October 29, 1996

                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Inland Real Estate Corporation
                                               (Registrant)


                                      By: /s/     Kelly Tucek
                                          --------------------------
                                          Kelly Tucek
                                          Chief Financial and Accounting Officer

Date: November 27, 1996

                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Spring Hill Fashion Corner for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of the Spring Hill Fashion Corner's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                            KPMG Peat Marwick LLP



Chicago, Illinois
October 31, 1996

                         Spring Hill Fashion Corner
      Historical Summary of Gross Income and Direct Operating Expenses
                        Year ended December 31, 1995




Gross income:
 Base rental income.............................. $1,117,082
 Operating expense and real estate
  tax recoveries.................................    290,755
                                                  ----------
 Total Gross Income..............................  1,407,837
                                                  ----------
Direct operating expenses:
 Real estate taxes...............................    133,455
 Management fees.................................     51,210
 Operating expenses..............................    125,468
 Utilities.......................................     27,974
 Insurance.......................................     20,045
 Bad debts expense...............................      8,208
                                                  ----------
 Total direct operating expenses.................    366,360
                                                  ----------
Excess of gross income over direct
 operating expenses.............................. $1,041,477
                                                  ==========



See accompanying notes to historical summary of gross income and direct operating expenses.

                           Spring Hill Fashion Corner
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1995


1. Business

  Spring Hill Fashion Corner is located in West Dundee, Illinois. It consists of approximately 125,000 square feet of gross leasable area and was 75% occupied at December 31, 1995. Spring Hill Fashion Corner is owned by JMB Mortgage Partners Ltd. I, II and III (Seller) who has signed a sale and purchase agreement for the sale of Spring Hill Fashion Corner to Inland Real Estate Corporation, an unaffiliated third party.

2. Basis of Presentation

  The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Spring Hill Fashion Corner's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3. Gross Income

  Spring Hill Fashion Corner leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Spring Hill Fashion Corner is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases contain options for various periods at various rental rates.

  Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $34,437 for the year ended December 31, 1995.

                           Spring Hill Fashion Corner
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1995


  Minimum rents to be received from tenants under operating leases are approximately as follows:

                 Year              Amount
                 ----              ------
                1996             $1,128,310
                1997              1,133,295
                1998              1,084,898
                1999              1,052,788
                2000                925,329
               Thereafter         1,901,462
                                 ----------
                                 $7,226,082
                                 ==========

5. Subsequent Event

  In November 1996, a current tenant of Spring Hill Fashion Corner executed a lease extension and amendment agreement which extended its lease term for an additional five years.

4. Direct Operating Expenses

  Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Spring Hill Fashion Corner. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

  Spring Hill Fashion Corner is managed by Urban Retail Properties Co., for a fee of 4.0% of gross revenues, as defined. Subsequent to the sale of Spring Hill Fashion Corner (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners and Spring Hill Fashion Center as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                           Pro Forma Balance Sheet
                              December 31, 1995
                                 (unaudited)


                                                          December 31,
                               December 31,                  1995
                                  1995        Pro Forma    Pro Forma
                             Historical(A) Adjustments(B) Balance Sheet
                             ------------- -------------- -------------
Assets
------
Net investment in
 properties................... $ 17,342,538  49,221,080  66,563,618
Cash and cash equivalents.....      738,931      -          738,931
Restricted cash...............      150,000      -          150,000
Accounts and rents
 receivable...................      333,823     790,763   1,124,586
Other assets..................      185,585      42,534     228,119
                               ------------  ----------  ----------
Total assets.................. $ 18,750,877  50,054,377  68,805,254
                               ============  ==========  ==========

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
 expenses.....................  $   288,037       7,500     295,537
Accrued real estate taxes.....      374,180   1,008,136   1,382,316
Distributions payable (C).....      129,532        -        129,532
Security deposits.............       54,483     107,918     162,401
Mortgage payable..............      750,727   8,428,200   9,178,927
Notes payable to Affiliate....      360,000        -        360,000
Other liabilities.............      178,852        -        178,852
                                 ----------  ----------  ----------
Total liabilities.............    2,135,811   9,551,754  11,687,565
                                 ----------  ----------  ----------
Common Stock..................       19,996      47,097      67,093
Additional paid in capital
 (net of Offering costs)......   16,835,183  40,455,526  57,290,709
Accumulated distributions in
 excess of net income.........     (240,113)       -       (240,113)
                                 ----------  ----------  ----------
Total Stockholders' equity....   16,615,066  40,502,623  57,117,689
                                 ----------  ----------  ----------

Total liabilities and
  Stockholders' equity........  $18,750,877  50,054,377  68,805,254
                                ===========  ==========  ==========





               See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                              December 31, 1995
                                 (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                      Pro Forma Adjustments
                        ---------------------------------------------------

                          Mundelein     Regency      Prospect  Montgomery-
                            Plaza        Point       Heights      Sears
                        ------------ ------------ ------------ ------------
Assets
------
Net investment in
 properties.........    $ 5,658,230    5,700,000    2,165,000    3,419,000
Accounts and rent
 receivable.........         84,375       16,867       38,771       27,842
Other assets........           -            -            -            -
                        -----------  -----------  -----------  -----------
Total assets........    $ 5,742,605    5,716,867    2,203,771    3,446,842
                        ===========  ===========  ===========  ===========


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
 accrued expenses...    $     7,500         -            -            -
Accrued real estate
 taxes..............         89,010       16,867       63,517       32,655
Security deposits...         15,000       28,621        8,600         -
Mortgage payable....           -       4,473,200         -            -
                        -----------  -----------  -----------  -----------

Total liabilities...        111,510    4,518,688       72,117       32,655
                        -----------  -----------  -----------  -----------
Common Stock(D).....          6,548        1,393        2,479        3,970
Additional paid in
 capital (net of
 Offering costs)(D)       5,624,547    1,196,786    2,129,175    3,410,217
                        -----------  -----------  -----------  -----------
Total Stockholders'
 equity.............      5,631,095    1,198,179    2,131,654    3,414,187
                        -----------  -----------  -----------  -----------
Total liabilities
 and Stockholders'
 equity.............    $ 5,742,605    5,716,867    2,203,771    3,446,842
                        ===========  ===========  ===========  ===========


                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                              December 31, 1995
                                 (unaudited)


(B) Continued

                                  Pro Forma Adjustments
                          --------------------------------------
                                                       Hawthorn
                             Zany         Salem         Village
                            Brainy        Square        Commons
                          ------------ ------------ ------------
Assets
------
Net investment in
 properties.........      $ 2,455,000    6,173,850     8,450,000
Accounts and rent
 receivable.........                -      270,729       194,400
Other assets........                -            -        39,550
                          -----------  -----------  ------------
Total assets........      $ 2,455,000    6,444,579     8,683,950
                          ===========  ===========  ============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
 accrued expenses...      $         -            -             -
Accrued real estate
 taxes..............                -      270,729       194,400
Security deposits...                -            -             -
Mortgage payable....                -            -     3,955,000
                          -----------  -----------  ------------

Total liabilities...                -      270,729     4,149,400
                          -----------  -----------  ------------
Common Stock(D).....            2,855        7,179         5,273
Additional paid in
 capital (net of
 Offering costs)(D)         2,452,145    6,166,671     4,529,277
                          -----------  -----------  ------------
Total Stockholders'
 equity.............        2,455,000    6,173,850     4,534,550
                          -----------  -----------  ------------
Total liabilities
 and Stockholders'
 equity.............      $ 2,455,000    6,444,579     8,683,950
                          ===========  ===========  ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                              December 31, 1995
                                 (unaudited)


(B) Continued


                                          Pro Forma Adjustments
                              ---------------------------------------
                                                            Total
                                   Six       Spring       Pro Forma
                                 Corners      Hill        Adjustment
                              ------------ ------------ -------------
Assets
------
Net investment in
 properties.........          $ 6,000,000     9,200,000    49,221,080
Accounts and rent
 receivable.........               65,293        95,470       793,747
Other assets........                    -             -        39,550
                              -----------  ------------ -------------
Total assets........          $ 6,065,293     9,295,470    50,054,377
                              ===========  ============ =============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
 accrued expenses...          $         -             -         7,500
Accrued real estate
 taxes..............              217,643       123,315     1,008,136
Security deposits...               15,542        40,155       107,918
Mortgage payable....                    -             -     8,428,200
                              -----------  ------------ -------------

Total liabilities...              233,185       163,470     9,551,754
                              -----------  ------------ -------------
Common Stock(D).....                6,781        10,619        47,097
Additional paid in
 capital (net of
 Offering costs)(D)             5,825,327     9,121,381    40,455,526
                              -----------  ------------ -------------
Total Stockholders'
 equity............             5,832,108     9,132,000    40,502,623
                              -----------  ------------ -------------
Total liabilities
 and Stockholders'
 equity............           $ 6,065,293     9,295,470    50,054,377
                              ===========  ============ =============


                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


  Acquisition of Mundelein Plaza, Mundelein, Illinois

  On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from cash and cash equivalents.

  Acquisition of Regency Point Shopping Center, Lockport, Illinois

  On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with cash and cash equivalents.

  The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

  Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

  On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from cash and cash equivalents.

  Acquisition of Montgomery-Sears, Montgomery, Illinois

  On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from cash and cash equivalents.

  Acquisition of Zany Brainy, Wheaton, Illinois

  On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


      Acquisition of Salem Square, Countryside, Illinois

      On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

      Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

      On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

      The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

      Acquisition of Six Corners, Chicago, Illinois

      On October 18, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of approximately $6,000,000, on an all cash basis, funded from cash and cash equivalents.

      Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

      On November 13, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of approximately $9,200,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $47,097,000, net of additional Offering costs of $6,594,377, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square, Hawthorn Village Commons, Six Corners and Spring Hill Fashion Center as though these transactions occurred on January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                     Pro Forma Adjustments
                                     ---------------------
                        1995            1995         1996
                      Historical   Acquisitions  Acquisitions     1995
                         (A)            (B)         (C)         Pro Forma
                      ----------   ------------  ------------   ---------
Rental
 income...........   $  869,485       585,614     5,190,974     6,646,073
Additional
 rental income....      228,024       162,536     1,522,774     1,913,334
Interest
 income (D).......       82,913            -         -             82,913
                     ----------      --------     ---------     ---------
 Total income.....    1,180,422       748,150     6,713,748     8,642,320
                     ----------      --------     ---------     ---------
Professional
 services and
 general and
 administrative          23,132            -         -             23,132
Property operating
 expenses..........     326,721       275,218     2,294,340     2,896,279
Interest expense...     164,161       429,997       662,368     1,256,526
Depreciation (E)...     169,894       111,767     1,169,588     1,451,249
                     ----------      --------     ---------     ---------
Total expenses.....     683,908       816,982     4,126,296     5,627,186
                     ----------      --------     ---------     ---------
 Net income(loss)    $  496,514       (68,832)    2,587,452     3,015,134
                     ==========      ========     =========     =========

Weighted average
 common stock shares
 outstanding (F)...     943,156                                 5,652,856
                     ==========                                 =========

Net income per weighted
 average common stock
 outstanding (F)...  $      .53                                       .53
                     ==========                                 =========




     See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The 1995 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.

                                    Pro Forma Adjustments
                     ----------------------------------------------------
                                                              Hartford
                                                 Montgomery   Naperville
                      Walgreens      Eagle Crest  Goodyear     Plaza
                      ---------      ----------- ----------   ----------
Rental
 income.............    $10,651         95,232    101,359    15,077
Additional
 Rental income......        -            2,218     19,203       662
                       --------        -------    -------   -------
 Total income.......     10,651         97,450    120,562    15,739
                       --------        -------    -------   -------
Property operating
 expenses...........        533         17,376     47,758     3,436
Interest expense....      4,840         77,170     46,325    13,625
Depreciation (E)....      3,141         16,324     20,682     8,867
                       --------        -------    -------   -------
Total expenses......      8,514        110,870    114,765    25,928
                       --------        -------    -------   -------
 Net income(loss)      $  2,137        (13,420)     5,797   (10,189)
                       ========        =======    =======   =======

                                              Total
                        Nantucket   Antioch    1995
                         Square     Plaza    Pro Forma
                        ---------  --------  ---------
Rental
 income.............   $340,545    22,750    585,614
Additional
 Rental income......    140,453      -       162,536
                       --------   -------    -------
 Total income.......    480,998    22,750    748,150
                       --------   -------    -------
Property operating
 expenses...........    205,903       212    275,218
Interest expense....    267,137    20,900    429,997
Depreciation (E)....     57,357     5,396    111,767
                       --------   -------    -------
Total expenses......    530,397    26,508    816,982
                       --------   -------    -------
 Net income(loss)      $(49,399)   (3,758)   (68,832)
                       ========   =======    =======

                                      F-14

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


   Acquisition of Walgreens/Decatur, Decatur, Illinois

   In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

   Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

   As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

   Acquisition of Montgomery-Goodyear, Montgomery, Illinois

   As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

   Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

   In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

   Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

   As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


   Acquisition of Antioch Plaza, Antioch, Illinois

   This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

   As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions are as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                               Pro Forma Adjustments
                     ---------------------------------------------------------------------------

                     Mundelein        Regency         Prospect      Montgomery-         Zany
                       Plaza           Point           Heights         Sears           Brainy
                    -----------     -----------     -----------     -----------      -----------

Rental
 income..........   $   639,124         541,085         164,152         327,610           28,643
Additional
 Rental income...        66,669          63,294         116,175          76,182            5,030
                    -----------     -----------     -----------     -----------      -----------
 Total income....       705,793         604,379         280,327         403,792           33,673
                    -----------     -----------     -----------     -----------      -----------

Property operating
 expenses........       141,482          71,615         180,819         102,067            5,502
Interest expense..        -             351,900            -               -                -
Depreciation (E)..      128,233         162,500          46,900          83,200            4,422
                    -----------     -----------     -----------     -----------      -----------
Total expenses....      269,715         586,015         227,719         185,267            9,924
                    -----------     -----------     -----------     -----------      -----------
 Net income......   $   436,078          18,364          52,608         218,525           23,749
                    ===========     ===========     ===========     ===========      ===========

                                      Hawthorn                                         Total
                       Salem           Village         Six            Spring            1995
                       Square          Commons        Corners          Hill           Pro Forma
                    -----------     -----------     -----------     -----------      -----------
Rental
 income..........   $   717,522         970,313         685,443       1,117,082        5,190,974
Additional
 Rental income...       387,179         353,145         164,345         290,755        1,522,774
                    -----------     -----------     -----------     -----------      -----------
 Total income....     1,104,701       1,323,458         849,788       1,407,837        6,713,748
                    -----------     -----------     -----------     -----------      -----------
Property operating
 expenses........       435,021         407,404         584,070         366,360        2,294,340
Interest expense..         -            310,468            -               -             662,368
Depreciation (E)..      150,000         194,467         153,000         246,866        1,169,588
                    -----------     -----------     -----------     -----------      -----------
Total expenses....      585,021         912,339         737,070         613,226        4,126,296
                    -----------     -----------     -----------     -----------      -----------
 Net income......   $   519,680         411,119         112,718         794,611        2,587,452
                    ===========     ===========     ===========     ===========      ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


   Acquisition of Mundelein Plaza, Mundelein, Illinois

   Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Mundelein Plaza
                                     ----------------------------------------
                                        *As         Pro Forma
                                      Reported     Adjustments       Total
                                     -----------   -----------    -----------
   Rental income.................... $   639,124          -           639,124
   Additional rental income.........      66,669          -            66,669
                                     -----------   -----------    -----------
   Total income.....................     705,793          -           705,793
                                     -----------   -----------    -----------
   Property operating expenses......     141,482          -           141,482
   Interest expense.................        -             -              -
   Depreciation (E).................        -          128,233        128,233
                                     -----------   -----------    -----------
   Total expenses...................     141,482       128,233        269,715
                                     -----------   -----------    -----------
   Net income....................... $   564,311      (128,233)       436,078
                                     ===========   ===========    ===========


   Acquisition of Regency Point, Lockport, Illinois

   As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

   The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

   The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


   Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Regency Point
                                     -----------------------------
                                       *As      Pro Forma
                                     Reported  Adjustments   Total
                                     --------  -----------   -----
   Rental income.................... $ 541,085     -       541,085
   Additional rental income.........    63,294     -        63,294
                                     --------- --------   --------
   Total income.....................   604,379     -       604,379
                                     --------- --------   --------
   Property operating expenses......    71,615     -        71,615
   Interest expense.................     -      351,900    351,900
   Depreciation (E).................     -      162,500    162,500
                                     --------- --------   --------
   Total expenses...................    71,615  514,400    586,015
                                     --------- --------   --------
   Net income....................... $ 532,764 (514,400)    18,364
                                     ========= ========   ========


   Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

   Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                            Prospect Heights
                                      -----------------------------
                                       *As       Pro Forma
                                      Reported  Adjustments  Total
                                      --------  -----------  -----
   Rental income.................... $ 164,152     -       164,152
   Additional rental income.........   116,175     -       116,175
                                     ---------  -------   --------
   Total income.....................   280,327     -       280,327
                                     ---------  -------   --------
   Property operating expenses......   180,819     -       180,819
   Interest expense.................      -        -          -
   Depreciation (E).................      -     46,900      46,900
                                     ---------  -------   --------
   Total expenses...................   180,819  46,900     227,719
                                     ---------  -------   --------
   Net income....................... $  99,508 (46,900)     52,608
                                     =========  =======   ========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


Acquisition of Montgomery-Sears, Montgomery, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Montgomery-Sears
                                  ------------------------------------------
                                     *As           Pro Forma
                                   Reported       Adjustments        Total
                                  ----------      -----------      ---------
Rental income....................  $ 327,610               -         327,610
Additional rental income.........     76,182               -          76,182
                                   ---------        ---------       --------
Total income.....................    403,792               -         403,792
                                   ---------        ---------       --------
Property operating expenses......    102,067               -         102,067
Interest expense.................         -                -              -
Depreciation (E).................         -            83,200         83,200
                                   ---------        ---------       --------
Total expenses...................    102,067           83,200        185,267
                                   ---------        ---------       --------
Net income.......................  $ 301,725          (83,200)       218,525
                                   =========        =========       ========

Acquisition of Zany Brainy, Wheaton, Illinois

This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


Acquisition of Salem Square, Countryside, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                Salem Square
                                    ---------------------------------------
                                       *As        Pro Forma
                                     Reported    Adjustments        Total
                                    ----------   -----------      ---------
Rental income....................   $  717,522            -         717,522
Additional rental income.........      387,179            -         387,179
                                    ----------     ---------      ---------
Total income.....................    1,104,701            -       1,104,701
                                    ----------     ---------      ---------
Property operating expenses......      435,021            -         435,021
Interest expense.................           -             -              -
Depreciation (E).................           -        150,000        150,000
                                    ----------     ---------      ---------
Total expenses...................      435,021       150,000        585,021
                                    ----------     ---------      ---------
Net income.......................   $  669,680      (150,000)       519,680
                                    ==========     =========      =========


Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Hawthorn Village Commons
                                    ---------------------------------------
                                       *As        Pro Forma
                                     Reported    Adjustments        Total
                                    ----------   -----------      ---------
Rental income....................   $  970,313            -         970,313
Additional rental income.........      353,145            -         353,145
                                    ----------     ---------      ---------
Total income.....................    1,323,458            -       1,323,458
                                    ----------     ---------      ---------
Property operating expenses......      407,404            -         407,404
Interest expense.................           -        310,468        310,468
Depreciation (E).................           -        194,467        194,467
                                    ----------     ---------      ---------
Total expenses...................      407,404       504,935        912,339
                                    ----------     ---------      ---------
Net income.......................   $  916,054      (504,935)       411,119
                                    ==========     =========      =========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)

The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

Acquisition of Six Corners, Chicago, Illinois

This pro forma adjustment reflects the purchase of Six Corners as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and Direct Operating Expenses for the year ended June 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the seller.

                                               Six Corners
                                  ------------------------------------------
                                   Year Ended
                                   December 31,    Pro Forma
                                      1995        Adjustments       Total
                                  -------------   -----------   ------------
Rental income.................... $   685,443           -          685,443
Additional rental income.........     164,345           -          164,345
                                  -------------   -----------   ------------
Total income.....................     849,788           -          849,788
                                  -------------   -----------   ------------
Property operating expenses......     584,070           -          584,070
Interest expense.................        -              -             -
Depreciation (E).................        -          153,000        153,000
                                  -------------   -----------   ------------
Total expenses...................     584,070       153,000        737,070
                                  -------------   -----------   ------------
Net income....................... $   265,718      (153,000)       112,718
                                  =============   ===========   ============

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Spring Hill Fashion Center
                                  ----------------------------------------
                                       *As        Pro Forma
                                    Reported     Adjustments       Total
                                  -----------    -----------    ----------

Rental income.................... $1,117,082          -         1,117,082
Additional rental income.........    290,755          -           290,755
                                  -----------    -----------    ----------
Total income.....................  1,407,837          -         1,407,837
                                  -----------    -----------    ----------
Property operating expenses......    366,360          -           366,360
Interest expense.................       -             -              -
Depreciation (E).................       -          246,866        246,866
                                  -----------    -----------    ----------
Total expenses...................    366,360       246,866        613,226
                                  -----------    -----------    ----------
Net income....................... $1,041,477      (246,866)       794,611
                                  ===========    ===========    ==========


(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                        Inland Real Estate Corporation
                           Pro Forma Balance Sheet
                              September 30, 1996
                                 (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Six Corners and Spring Hill Fashion Center as though these transactions occurred September 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                           Pro Forma Balance Sheet
                        September 30, 1996 (unaudited)


                                                                 September 30,
                                 September 30,                       1996
                                      1996        Pro Forma        Pro Forma
                                 Historical(A)  Adjustments(B)  Balance Sheet
                               ---------------  -------------- ---------------
Assets
Net investment in
 properties...................   $ 50,746,249      15,200,000      65,946,249
Cash and cash equivalents.....     19,250,977            -         19,250,977
Accounts and rents
 receivable...................      1,087,810         397,779       1,485,589
Other assets..................        447,025            -            447,025
                               ---------------  -------------- ---------------
Total assets..................   $ 71,532,061      15,597,779      87,129,840
                               ===============  ============== ===============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
 expenses.....................   $    840,418            -            840,418
Accrued real estate taxes.....        981,687         433,908       1,415,595
Distributions payable (C).....        372,337            -            372,337
Security deposits.............        112,374          55,697         168,071
Mortgages payable.............     18,003,626            -         18,003,626
Unearned income...............         62,650            -             62,650
Other liabilities.............         28,852            -             28,852
Due to Affiliates.............        244,040            -            244,040
                               ---------------  -------------- ---------------
Total liabilities.............     20,645,984         489,605      21,135,589
                               ---------------  -------------- ---------------
Common Stock..................         59,824          17,567          77,391
Additional paid in capital
 (net of Offering costs)......     51,965,431      15,090,607      67,056,038
Accumulated distributions in
 excess of net income.........     (1,139,178)           -         (1,139,178)
                               ---------------  -------------- ---------------
Total Stockholders' equity....     50,886,077      15,108,174      65,994,251
                               ---------------  -------------- ---------------
Total liabilities and
 Stockholders' equity.........   $ 71,532,061      15,597,779      87,129,840
                               ===============  ============== ===============





              See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)

(A) The September 30, 1996 Historical column represents the historical balance sheet as presented in the September 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on September 30, 1996. The terms are described in the notes that follow.

                                      Pro Forma Adjustments
                             ----------------------------------------
                                                            Total
                                 Six          Spring       Pro Forma
                               Corners         Hill       Adjustments
                             -----------    ----------    -----------
Assets
------
Net investment in
 properties...............   $ 6,000,000     9,200,000     15,200,000
Accounts and rents
 receivable...............       306,203        91,576        397,779
                             -----------    ----------    -----------
Total assets..............   $ 6,306,203     9,291,576     15,597,779
                             ===========    ==========    ===========


Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
 taxes....................   $   336,487        97,421        433,908
Security deposits.........        15,542        40,155         55,697
                             -----------    ----------    -----------
Total liabilities.........       352,029       137,576        489,605
                             -----------    ----------    -----------
Common Stock (D)..........   $     6,923        10,644         17,567
Additional paid in capital
 (net of Offering
 Costs)(D)................     5,947,251     9,143,356     15,090,607
                             -----------    ----------    -----------
Total Stockholders'
 equity...................     5,954,174     9,154,000     15,108,174
                             -----------    ----------    -----------
Total liabilities and
 Stockholders' equity.....   $ 6,306,203     9,291,576     15,597,779
                             ===========    ==========    ===========

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)


      Acquisition of Six Corners, Chicago, Illinois

      On October 18, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of approximately $6,000,000, on an all cash basis, funded from cash and cash equivalents.

      Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

      On November 13, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of approximately $9,200,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $17,567,000, net of additional Offering costs of $2,458,826 are reflected as received as of September 30, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners and Spring Hill Fashion Center as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)



                                  1996           Total
                                Historical     Pro Forma     1996
                                  (A)       Adjustments(B)  Pro Forma
                                ----------  --------------  ---------
Rental income............... $ 2,578,953       3,221,285     5,800,238
Additional rental income....     785,719       1,435,744     2,221,463
Interest income (C).........     212,063           -           212,063
Other income................      64,870           -            64,870
                             -----------       ---------     ---------
 Total income..............    3,641,605       4,657,029     8,298,634
                             -----------       ---------     ---------
Professional services and
 general and
 administrative fees.......      120,919           -           120,919
Advisor asset management
 fee.......................      242,341         252,255       494,596
Property operating expenses.   1,146,661       1,690,234     2,836,895
Interest expense............     210,132         321,303       531,435
Depreciation (D)............     561,983       1,061,596     1,623,579
Amortization................       4,119          -              4,119
Acquisition costs expensed..      22,511          -             22,511
                             -----------       ---------     ---------
Total expenses..............   2,308,666       3,325,388     5,634,054
                             -----------       ---------     ---------
 Net income................  $ 1,332,939       1,331,641     2,664,580
                             ===========       =========     =========


Weighted average
 common stock shares
 outstanding (E)...........    3,688,310                     5,445,010
                             ===========                     =========


Net income per weighted
 average common stock
 outstanding (E)...........  $       .36                           .49
                             ===========                     =========





     See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)

(A) The 1996 Historical column represents the historical statement of operations of the Company for the nine months ended September 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the nine months ended September 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

      Regency Point

      In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

      Hawthorn Village Commons

      The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  For the nine months ended September 30, 1996
                                  (unaudited)


                   Mundelein    Regency  Prospect  Montgomery-   Zany
                     Plaza       Point    Heights     Sears     Brainy
                   ---------   --------  --------  ---------   --------
Rental income..... $ 163,381    139,271    89,105    163,700    137,489
Additional rental
 income...........    32,975     16,034    83,593     57,012     24,144
Interest income...       -          -         -          -          -
                   ---------   --------  --------   --------   --------
Total income......   196,356    155,305   172,698    220,712    161,633
                   ---------   --------  --------   --------   --------
Advisor asset
 management fee..        -          -         -          -          -
Property operating
 expenses........     53,986     19,046    91,364     66,944     30,331
Interest expense..       -          -         -          -          -
Depreciation (D)..       -          -         -          -          -
                   ---------   --------  --------   --------   --------
Total expenses....    53,986     19,046    91,364     66,944     30,331
                   ---------   --------  --------   --------   --------
Net income........ $ 142,370    136,259    81,334    153,768    131,302
                   =========   ========  ========   ========   ========


                                Hawthorn
                      Salem     Village    Six       Spring
                     Square     Commons   Corners     Hill
                   ---------   --------  --------   --------
Rental income..... $ 422,146    548,667   749,262    808,264
Additional rental
 income..........    260,832    270,570   490,551    200,033
                   ---------   --------  --------   --------
Total income......   682,978    819,237 1,239,813  1,008,297
                   ---------   --------  --------   --------
Advisor asset
 management fee..        -          -        -          -
Property operating
 expenses........    270,756    293,132   607,048    257,627
Interest expense..       -          -        -          -
Depreciation (D)..       -          -        -          -
                   ---------   --------  --------   --------
Total expenses....   270,756    293,132   607,048    257,627
                   ---------   --------  --------   --------
Net income........ $ 412,222    526,105   632,765    750,670
                   =========   ========  ========   ========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  for the nine months ended September 30, 1996
                                  (unaudited)



                      Pro Forma
                     Adjustments   Total
                     -----------   -----
Rental income.....       -      3,221,285
Additional rental
 income...........       -      1,435,744
                   -----------  ---------
Total income......       -      4,657,029
                   -----------  ---------
Advisor asset
 management fee...     252,255    252,255
Property operating
 expenses.........        -     1,690,234
Interest expense..     321,303    321,303
Depreciation (D)..   1,061,596  1,061,596
                   -----------  ---------
Total expenses....   1,635,154  3,325,388
                   -----------  ---------
Net income........ $(1,635,154) 1,331,641
                   ===========  =========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  For the nine months ended September 30, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the nine months ended September 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.